Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed
AMENDMENT TO THE
ADVISORS SERIES TRUST
CUSTODY AGREEMENT
THIS AMENDMENT dated as of August 1, 2024 (the “Effective Date”), to the
Amended and Restated Custody Agreement, dated as of December 22, 2021, as amended (the
“Agreement”), is entered by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the “Trust”) on behalf of its separate series, and U.S. BANK NATIONAL
ASSOCIATION, a national banking association organized and existing under the laws of the
United States of America with its principal place of business in Minneapolis, Minnesota (the
“Custodian”).
RECITALS
WHEREAS, the parties have entered into the Agreement;
WHEREAS, the parties had previously entered into an Amended and Restated Custody
Agreement, dated December 6, 2012 (the “AR Custody Agreement”);
WHEREAS, the parties desire to update the fund list to remove Pzena Long/Short Value
Fund and to amend the fee schedule in the Agreement for Pzena Investment Management, LLC;
and
WHEREAS, the amended fee schedule attached hereto shall be effective as of the
Effective Date and shall remain in effect for a period of five (5) years;
WHEREAS, Article XV, Section 15.2 of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Pzena Investment Management, LLC in the Agreement is hereby superseded and replaced with the Exhibit for Pzena Investment Management, LLC attached hereto.
2.As of the Effective Date, Exhibit AA to the AR Custody Agreement is hereby superseded and replaced by the Exhibit for Pzena Investment Management, LLC attached hereto.
3.As of the Effective Date, the CPI will reset for the Exhibit for Pzena Investment
Management, LLC.
4.The fees listed in the attached Exhibit for Pzena Investment Management, LLC shall be effective for a period of five (5) years from the Effective Date.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
SIGNATURE PAGE FOLLOWS

2
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first written above.

ADVISORS SERIES TRUST	U.S. BANK, N.A.

By: /s/ Jeff Rauman	By: /s/ Greg Farley
Name: Jeff Rauman	Name: Greg Farley
Title: President	Title: Senior Vice President
Date: 9/4/24	Date: 9/5/2024

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ADVISOR SERIES TRUST
Custody Agreement
Exhibit for Pzena Investment Management, LLC
Name of SeriesDate Added
Pzena Mid Cap Value FundOn or after March 20, 2014
Pzena Emerging Markets Value FundOn or after March 20, 2014
Pzena Small Cap Value FundOn or after March 9, 2016
Pzena International Small Cap Value FundOn or after June 14, 2018
Pzena International Value FundOn or after June 10, 2021
Multiple Series Trust
DOMESTIC CUSTODY SERVICES
FEE SCHEDULE at August 1, 2024
Annual Fee Based Upon Market Value Per Fund*
0.50 basis point on average daily market value
Minimum annual fee per fund - $___
Plus portfolio transaction fees
Portfolio Transaction Fees
$___ /book entry DTC transaction/Federal Reserve transaction/principal paydown
$___ /U.S. Bank repo agreement transaction
$___ /short sale
$___ /option/future contract written, exercised or expired
$___ /mutual fund trade/Fed wire/margin variation Fed wire
$___ /physical transaction
$___ /segregated account per year
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
No charge for the initial conversion free receipt.
Overdrafts – charged to the account at prime interest rate plus 2.
Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

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GLOBAL SUB-CUSTODIAL SERVICES
ANNUAL FEE SCHEDULE at August 1, 2024

Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee	Country	Instrument	Safekeeping (BPS)	Transaction fee
Argentina	All	__	$__	Hong Kong	All	__	$__	Peru	All	__	$__
Australia	All	__	$__	Hungary	All	__	$__	Philippines	All	__	$__
Austria	All	__	$__	Iceland	All	__	$__	Poland	All	__	$__
Bahrain	All	__	$__	India	All	__	$__	Portugal	All	__	$__
Bangladesh	All	__	$__	Indonesia	All	__	$__	Qatar	All	__	$__
Belgium	All	__	$__	Ireland	All	__	$__	Romania	All	__	$__
Bermuda	All	__	$__	Israel	All	__	$__	Russia	Equities	__	$__
Botswana	All	__	$__	Italy	All	__	$__	Russia	MINFINs	__	$__
Brazil	All	__	$__	Jamaica*	All	__	$__	Serbia*	All	__	$__
Bulgaria	All	__	$__	Japan	All	__	$__	Singapore	All	__	$__
Canada	All	__	$__	Jordan	All	__	$__	Slovakia	All	__	$__
Cayman Islands*	All	__	$__	Kazakhstan	All	__	$__	Slovenia	All	__	$__
Channel Islands*	All	__	$__	Kenya	All	__	$__	South Africa	All	__	$__
Chile	All	__	$__	Latvia	Equities	__	$__	South Korea	All	__	$__
China ”A” Shares	All	__	$__	Latvia	Bonds	__	$__	Spain	All	__	$__
China (B Shares)	All	__	$__	Lebanon	All	__	$__	Sri Lanka	All	__	$__
Colombia	All	__	$__	Lithuania	All	__	$__	Swaziland	All	__	$__
Costa Rica	All	__	$__	Luxembourg	All	__	$__	Sweden	All	__	$__
Croatia	All	__	$__	Malaysia	All	__	$__	Switzerland	All	__	$__
Cyprus*	All	__	$__	Malta	All	__	$__	Taiwan	All	__	$__
Czech Republic	All	__	$__	Mauritius	All	__	$__	Thailand	All	__	$__
Denmark	All	__	$__	Mexico	All	__	$__	Trinidad & Tobago*	All	__	$__
Ecuador	All	__	$__	Morocco	All	__	$__	Tunisia	All	__	$__
Egypt	All	__	$__	Namibia	All	__	$__	Turkey	All	__	$__
Estonia	All	__	$__	Netherlands	All	__	$__	UAE	All	__	$__
Euromarkets**	All	__	$__	New Zealand	All	__	$__	Ukraine	All	__	$__
Finland	All	__	$__	Nigeria	All	__	$__	United Kingdom	All	__	$__
France	All	__	$__	Norway	All	__	$__	Uruguay	All	__	$__
Germany	All	__	$__	Oman	All	__	$__	Venezuela	All	__	$__
Ghana	All	__	$__	Pakistan	All	__	$__	Vietnam*	All	__	$__
Greece	All	__	$__	Palestinian Autonomous Area*	All	__	$__	Zambia	All	__	$__
* Additional customer documentation and indemnification will be required prior to establishing accounts in these markets.
** Tiered by market value: <$__: 1 bp; >$__ and <$__: 0.75 bps; >$__: 0.50 bps.

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Base Fee - A monthly charge per account (fund) will apply based on the number of foreign securities held.
1-25 foreign securities: $__
26-50 foreign securities: $__
Over 50 foreign securities: $__
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities
(including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.
For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Cash Transactions:
3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.
Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.
Out of Pocket Expenses
Charges incurred by U.S. Bank, N.A. for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.
SWIFT reporting and message fees.
Advisor’s signature below acknowledges approval of the above fee schedule.
Pzena Investment Management, LLC
By: /s/ Allison Fisch
Name: Allison Fisch
Title: President
Date: September 4, 2024